UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2025 (June 6, 2025)

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Point Building
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation.

On June 6, 2025 (the “Closing Date”), Sirius International Corporate Member Limited (the “Borrower”), a subsidiary of SiriusPoint Ltd. (the “Company”), entered into a $35,000,000 Tier 1 FAL Facility Agreement (the “Facility”) with Lloyds Bank PLC, as the administrative agent (“Lloyds Bank”), the lenders party thereto from time to time (the “Lenders”), and the Company. The Facility will mature on December 31, 2026, subject to an option, after satisfaction of certain conditions including consent of such extending lenders, for the Borrower to request an extension of the maturity date of the Facility for an additional 12 months. The Facility provides collateral in the form of Funds at Lloyds’ of London (“FAL”) to support and stand as security for the general business of Lloyd’s of London Syndicate 1945, an affiliate of the Borrower.

The Facility is subject to utilization fees accruing on the intended market value of the Lenders’ FAL Deposit up to and including the maturity date, payable quarterly in arrears. To the extent not utilized in full, the Facility is also subject to a commitment fee on or after the Closing Date on the average daily available commitment of the Lenders, which shall accrue at a rate per annum equal to a portion of the utilization fee during the period from and including the Closing Date to but excluding the end of the availability period, December 31, 2026.

The Borrower’s obligations under the Facility are guaranteed by the Company and, to the extent certain trigger events occur and continue, the Borrower may be required to cash collateralize the obligations under the Facility. In addition, the Facility is subject to customary representations and warranties, affirmative and negative covenants and events of default (including a change of control provision) that the Company considers customary for similar facilities. The Facility also includes financial covenants, including a minimum consolidated tangible net worth test, a maximum consolidated indebtedness to total consolidated capitalization ratio and a financial strength rating test.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2025	/s/ Linda Lin
	Name:	Linda Lin
	Title:	Chief Legal Officer and Corporate Secretary